                                                                    EXHIBIT 10.4

                               RESEARCH AGREEMENT

         THIS AGREEMENT effective this 1st day of April, 2001, by and between BioDelivery Sciences International, Inc. ("Sponsor") and the University of Medicine and Dentistry of New Jersey ("University").

                                   WITNESSETH

         WHEREAS, the research program contemplated by this Agreement is of mutual interest and benefit to University and to Sponsor, will further the instructional and research objectives of University in a manner consistent with its status as a nonprofit, tax-exempt, educational institution, and may derive benefits for both Sponsor and University through inventions, improvements and/or discoveries.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the parties hereto agree to the following:

ARTICLE 1 - DEFINITIONS

As used herein, the following terms shall have the following meanings:

1.1 "Project" shall mean the project described in Appendix A and additional research supported by Sponsor under this agreement, under the direction of the Principal Investigator.

1.2      "Contract Period" shall mean April 1, 2001 through December 31, 2005.

1.3 "University Intellectual Property" shall mean individually and collectively all inventions, improvements and/or discoveries which are conceived and/or made (i) by one or more employees of University, or,
         (ii) jointly by one or more employees of University and by one or more employees of Sponsor in the performance of the Project, as set forth in
         Article 6.

1.4 "Sponsor Intellectual Property" shall mean individually and collectively all inventions, improvements and/or discoveries which are conceived and/or made by one or more employees of Sponsor, as set forth in Article 6.

1.5      "Principal Investigator" shall mean Raphael J. Mannino, Ph.D.

ARTICLE 2 - RESEARCH WORK

2.1 University shall allocate space in accordance with the requirements noted in Appendix B and commence the performance of the Project promptly after the effective date of this Agreement, and shall use reasonable efforts to perform such Project substantially in accordance with the terms and conditions of this Agreement. The Sponsor and University shall enter into the real estate lease agreement attached hereto as Appendix C for the space provided for by Sponsor by University. Said lease shall be for a period of five (5) years commencing on April 1, 2001.

2.2 In the event that the Principal Investigator becomes unable or unwilling to continue the Project, either Leila Zarif, Ph.D. or Susan Gould-Forgerite, Ph.D. may, at the Sponsor's election, be substituted as Principal Investigator. If Sponsor is unwilling to select either Dr. Zarif or Dr. Gould-Forgerite as Principal Investigator or if the person selected is unable or unwilling to continue the Project, and a mutually acceptable substitute is not available, University and/or Sponsor shall have the option to terminate this Agreement upon at least ninety (90) days prior written notice to the other party.

2.3 Employees of Sponsor or other invitees of Sponsor rendering services for Sponsor in connection with the Project or other projects as Sponsor shall deem, shall have the right to be present and perform services at the space provided in University's facility. The Parties agree that certain University personnel will become the Sponsor's employees as of June 1, 2001. Those employees that will remain employees of the University are shown on Appendix B. BDSI shall provide evidence that it holds general liability insurance of at least $1,000,000.00 and that such insurance is applicable to its personnel and other invitees working at University space. BDSI warrants that it is in full compliance with all aspects of New Jersey worker compensation law for its employees. BDSI acknowledges that the right of its employees to be present and perform services at University's facility will cease upon the expiration or termination of this Agreement. BDSI shall furnish copies of invention disclosures resulting from work being performed, by University employees, at University facilities, to University's Office of Patents and Licensing for review in confidence by University.

2.4 Sponsor shall have the right to bring materials used in performance of their Projects to and from the University without the need for case by case approval by the University.

2.5 The Sponsor shall approve all expenses charged to grants including salaries and also shall approve assignment of employees to grant.

ARTICLE 3 - REPORTS AND CONFERENCES

3.1 Written program reports shall be provided by the Principal Investigator acting through the University to Sponsor every three (3) months, and a final report shall be submitted by University within thirty (30) days after the conclusion of the Contract Period or earlier termination of this Agreement.

3.2 During the term of this Agreement, representatives of University will meet with representatives of Sponsor at times and places mutually agreed upon to discuss the progress and results, as well as ongoing plans, or changes therein, of the Project to be performed hereunder.

ARTICLE 4 - COSTS, BILLINGS, AND OTHER SUPPORT

4.1 Total costs to Sponsor hereunder are shown on Appendix B. Payment shall be made by Sponsor according to the schedule set forth in Appendix B.

4.2      Purchased items shall be handled as follows:

         4.2.1 All equipment, supplies and animals purchased hereunder shall remain the property of Sponsor both during and after the term hereof.

         4.2.2 Sponsor shall have the right to purchase such equipment, supplies and animals itself rather than through University.

4.3 In the event of early termination of this Agreement, Sponsor shall pay all costs incurred by the University pursuant to Appendix B as of the date of termination, including non-cancellable obligations.

ARTICLE 5 - PUBLICATIONS

5.1 Sponsor recognizes that under University policy, the results of the Project are publishable. Accordingly, University researchers engaged in the Project shall be permitted to present at symposia, national, or regional professional meetings, and to publish in journals, theses or desertions, or otherwise of their own choosing, methods and results of the Project; provided, however, that Sponsor shall have been furnished copies of any proposed publication or presentation at least three (3) months in advance of the submission of such proposed publication or presentation to a journal, editor, or other third party. Sponsor shall have: one (1) month, after receipt of said copies, to object to such proposed presentation or proposed publication because there is patentable subject matter which needs protection. In the event that Sponsor makes such objection, said researcher(s) shall refrain from making such publication or presentation for a maximum of two (2) months from the date of receipt of such objection in order for University or Sponsor, as the case may be, to file patent application(s) with the United States Patent and Trademark Office and/or foreign patent office(s) directed to the patentable subject matter contained in the proposed publication or presentation.

ARTICLE 6 - INTELLECTUAL PROPERTY

6.1 All rights and title to University Intellectual Property shall belong to University, subject to the terms and conditions of this Agreement.

         6.1.1 All rights and title to Sponsor Intellectual Property shall belong to Sponsor, subject to the terms of this Agreement.

6.2 Rights to inventions, improvements and/or discoveries, whether patentable or copyrightable or not, relating to the Project made solely by employees of Sponsor shall belong to Sponsor. Such inventions, improvements and/or discoveries made by Sponsor will not be subject to the terms and conditions of this Agreement.

6.3 University will promptly notify Sponsor of any University Intellectual Property conceived and/or made during the Contract Period under the Project. Sponsor will direct that patent applications or other applications for other intellectual property protection be filed. Sponsor shall promptly prepare, file, and prosecute such U.S. and foreign application in Sponsor's name. University Intellectual Property improvements, and discoveries patentable or copyrightable shall be governed by the License Agreement by and between Sponsor and University dated 26th day of September, 1995. Sponsor shall bear all costs incurred in connection with such preparation, filing, prosecution and maintenance of U.S. and foreign application(s) directed to said University Intellectual Property. Sponsor shall make sure that such application(s) will cover, to the best of Sponsor's knowledge, all items of commercial interest and importance. Sponsor shall be responsible for making decisions regarding scope and content of application(s) to be filed and prosecution thereof, and University shall be given an opportunity to review and provide input thereto. Sponsor shall keep University advised as to all developments with respect to such application(s) and shall promptly supply to University copies of all papers received and filed in connection with the prosecution thereof in sufficient time for University to comment thereon. If Sponsor elects not to file patent applications or other applications for other intellectual property, it shall so notify the University and thereafter the University shall have the rights set forth in paragraph 6.4 below.

6.4 If Sponsor decides to discontinue the financial support of the prosecution or maintenance of the protection, University shall be free to file or continue prosecution or maintain any such application(s), and to maintain any protection issuing thereon in the U.S. and in any foreign country at University's sole expense.

6.5 If Principal Investigator leaves the employ of University, all patents and other intellectual property rights with respect to projects underway, initiated or conceived while such Principal Investigator was employed by University shall remain licensed to Sponsor pursuant to University's license agreement with Sponsor.

ARTICLE 7 - GRANT OF RIGHTS

7.1 All University Intellectual Property (as defined in Section 1.3) shall automatically be licensed to Sponsor pursuant to the terms and conditions of the existing License Agreement among University, Sponsor and Albany Medical College.

ARTICLE 8 - TERM AND TERMINATION

8.1 This Agreement shall become effective upon the date first hereinabove written and shall continue in effect for the full duration of the Contract Period unless sooner terminated in accordance with the provisions of this Article 8.

8.2 In the event that either party shall commit any breach of or default in any of the terms or conditions of this Agreement, and also shall fail to remedy such default or breach within ninety (90) days after the receipt of written notice thereof from the other party hereto, the party giving notice may, at its option and in addition to any other remedies which it may have at law or in equity, terminate this Agreement by sending notice of termination in writing to the other party to such effect, and such termination shall be effective as of the date of the receipt of such notice. University shall promptly return to Sponsor uncommitted funds, withholding only that amount needed to discharge obligations incurred as noted in Section 8.3.

8.3 Termination of this Agreement by either Party for any reason shall not affect the rights and obligations of the parties accrued prior to the effective date of termination of this Agreement. No termination of this Agreement, however effectuated, shall affect the Sponsor's rights and duties under Article 7 hereof, or release the parties hereto from their rights and obligations under Articles 4, 5, 6, 7, 9 and 13, nor shall a termination of this Agreement affect any other agreements between the University and the Sponsor.

ARTICLE 9 - INDEPENDENT CONTRACTOR

9.1      In the performance of all services hereunder:

         9.1 University shall be deemed to be and shall be an independent contractor and, as such, University shall not be entitled to any benefits applicable to employees of Sponsor.

         9.2 Neither party is authorized or empowered to act as agent for the other for any purpose and shall not on behalf of the other enter into any contract, warranty or representation as to any matter. Neither shall be bound by the acts or conduct of the other.

ARTICLE 10 - INSURANCE

10.1 University warrants and represents that University has adequate liability insurance, such protection being applicable to officers, employees and agents while acting within the scope of their employment by University.


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

10.2 Each party hereby assumes any and all risks of personal injury and property damage attributable to the negligent acts or omissions of that party and the officers, employees, invitees, and agents thereof.

ARTICLE 11 - GOVERNING LAW

11.1 This Agreement shall be governed and construed in accordance with the laws of the State of New Jersey.

ARTICLE 12 - ASSIGNMENT

12.1 This Agreement shall not be assigned by either party without the prior written consent of the parties hereto.

ARTICLE 13 - NON-DISCLOSURE

13.1 Anything in this Agreement to the contrary notwithstanding, any and all knowledge, knowhow, practices, processes, or other information ("Confidential Information") disclosed or submitted which is designated as confidential information by either party to the other shall be received and maintained by the receiving party in strict confidence and shall not be disclosed to any third party. Furthermore, neither party shall use Confidential Information of the other party for any purpose other than those purposes specified in this Agreement. Each employee of a party receiving Confidential Information shall be apprised of the duty and obligation to maintain Confidential Information in confidence and not to use such Information for any purpose other than in accordance with the terms and conditions of this Agreement.

13.2 Nothing contained herein will in any way restrict or impair either party's right to use, disclose or otherwise deal with any Confidential Information of the other party which at the time of its receipt:

         13.2.1 Is generally available in the public domain, or thereafter becomes available to the public through no act of the receiving party; or

         13.2.2 Was independently known prior to receipt thereof, or made available to such receiving party as a matter of lawful right by a third party.

13.3 The obligations for protection of Confidential Information of the other party shall remain in effect for a period of five (5) years after the termination or expiration of this Agreement.


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
ARTICLE 14 - AGREEMENT MODIFICATION

14.1 Any agreement to change the terms of this Agreement in any way shall be valid only if the change is made in writing and approved by mutual agreement of authorized representatives of the parties hereto.

ARTICLE 15 - NOTICES

15.1 Notices, invoices, communications and payments hereunder shall be deemed made if given by registered or certified envelope, postage prepaid, and addressed to the party to receive such notice, invoice or communication at the address given below, or such other address as may hereafter be designated by notice in writing:

If to Sponsor:

         Dr. Raphael J. Mannino
         BioDelivery Sciences International, Inc.
         UMDNJ-New Jersey Medical School
         Admin. Building 4
         185 South Orange Ave.
         Newark, New Jersey 07103

With a copy to:

         Catherine S. Gidlow
         Bearden, Breckenridge & Gidlow, L.L.C.
         7701 Forsyth Blvd., Suite 375
         St. Louis, Missouri 63105

If to University:

         University of Medicine and Dentistry of New Jersey
         Legal Management
         65 Bergen Street
         Newark, NJ 07107

With a copy to:

         University of Medicine and Dentistry of New Jersey
         Patents and Licensing
         3rd Floor
         Liberty Plaza
         335 George Street
         New Brunswick, NJ 08901


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

ARTICLE 16 - ENTIRE AGREEMENT

16.1 The terms of this Research Agreement and of that certain lease of even date herewith, represent the entire rights and obligations of the parties one to the other and supercede and cancel the prior Research Agreements, rights and obligations of the parties one to the other.

IN WITNESS WHEREOF, the parties have executed this Agreement in duplicate as of the day and year first above written.

BIODELIVERY SCIENCES                         UNIVERSITY OF MEDICINE AND
INTERNATIONAL, INC.                          DENTISTRY OF NEW JERSEY


By:    /s/ Leila Zarif                       By:    /s/ Denise Mulkern
       --------------------------                   --------------------------
       Leila Zarif                                  Denise Mulkern
Title: Vice President & Treasurer            Title: Vice President for Finance
                                                    & Treasurer


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

                                   APPENDIX A

                                RESEARCH PROJECTS

SPACE ALLOCATION

Space required for the performance of this research project will include 8,000 sq. ft. of research and office space located in ADMC Building 4, and use of UMDNJ Departmental equipment, together with additional space as needed in the Research Animal Facility.

SCOPE OF RESEARCH

BioDelivery Sciences International, Inc. supports the research mission of The University of Medicine and Dentistry to investigate fundamental processes in biomedical sciences. To this end, this research grant will support research in the areas immunology, cell growth regulation, and drug delivery.

ANTIGEN SPECIFIC MANIPULATION OF THE IMMUNE RESPONSE USING CELL MEMBRANE DERIVED LIPOSOME VACCINES.

         Antigen-specific regulation of the immune response allows for alteration of the response to antigen without causing undesirable side effects that are often associated with non-specific immunotherapy. The ability to specifically focus the immune system to designated antigens in order to enhance or inhibit the immune response provides the ultimate potential to 1- produce safer and more effective vaccines and immunotherapies, and 2- design immunosuppressive formulations for use against autoimmune diseases.

         The use of liposome vaccines as therapeutic agents offers a unique advantage because they can be formulated to include specific antigens while, at the same time, their composition is immunologically inert and they can be easily modified. Formulation of liposomes from cell membranes offers an additional advantage in that they are able to present antigen to TH cells within the context of the antigen presenting cell membrane molecules, thereby more closely mimicking natural antigen presentation.

         Within the past 10 years it has become clear that each stage of the immune response is controlled not only by antigen-receptor interactions, by also by costimulatory, accessory molecules such as CD 80 and CD 86. Experimental evidence suggests that CD80 and CD86 play important roles in the regulation of the immune response to different antigens. The goal of this study is to investigate the individual roles of CD80 and CD86 in the modulation of the humoral immune response to influenza virus as a well understood and easily manipulated model system.

         Membrane extracts from B cells that have been exposed to virus in vitro, are used to formulate liposome vaccines. To study the immunological consequence of CD80 and/or CD86 is the immune response, these molecules are depletion and removed from the membrane extracts prior to vaccine formulation. The vaccines were administered to immunologically naive mice, who are later challenged and boosted with whole, UV-inactivated virus.

         Thus far we have observed that removal of CD80 from the membrane liposomes caused a significant increase in the humoral immune response to flu antigen. The total immunoglobulin (Ig) titer was greater than the titer achieved from animals treated with non-depleted, virus-exposed B cell membrane liposome formulations. The IgG1 titer was nearly three times as great as the positive control at 14 days after the first whole virus challenge and was more than double the positive control titer at 14 days after the second whole virus challenge.

         Depletion of CD86, as well as depletion of both CD80 and CD86 invoked lower influenza-specific total Ig titers, and therefore down regulated the immune response.

         The major finding of this study thus far is that depletion of costimulatory molecules from membrane liposome vaccine formulations significantly changes the humoral immune response to a specific antigen.

         This work is being performed by Ms. Christine A. Woititz, a graduate student in the Department of Pathology and Laboratory Medicine, UMDNJ-New Jersey Medical School.

FINDING THE GENES RESPONSIBLE FOR GROWTH CONTROL USING A REVERSIBLE INHIBITOR OF TRANSFORMED CELL GROWTH

         It has been suggested that the cell surface membrane plays a direct role in maintaining and regulating cell growth. For example, non-transformed cells have different surface membrane configurations than transformed cells. Transformed cells as well as mitotic cells have been associated with an agglutinable surface configuration. Investigations have established a correlation between the agglutinable surface configurations and the growth of both normal and transformed cells.

         "Covering up" this agglutinable cell surface using the non-toxic, nonagglutinable form of Concanavalin A (Con A), succinylated Con A (SCA), restores normal growth regulation. As a result, cells grow to densities similar to untransformed cells. This growth inhibition is reversible either by the replacement of media containing SCA with fresh media, or by the addition of a-methyl mannoside (a-MM), a specific inhibitor of Con A.

         Cell cycle analysis of SV40 transformed 3T3 cells that have undergone growth inhibition with SCA tended to accumulate in the G1 phase of the cell cycle, whereas SV40 transformed 3T3 cells not treated with SCA tended to accumulate in the S and G2 phases. Similarly 3T3 fibroblasts accumulate in the G1 phase during growth arrest due to high cell densities or nutrient starvation. Time lapse cinemicroscopy studies of 3T3 cells treated with SCA have shown increased cell-cell adhesion between daughter cells after mitosis and cells that have come into contact with each other while migrating, again in a manner which mimics density dependent growth inhibition. The exact biochemical mechanism of contact inhibition is unknown.

         SCA may be interacting with the cell membrane and causing an overall change in the cell surface membrane. Another possible mechanism is that SCA is interacting with a specific


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

membrane receptor triggering a signal transduction cascade that leads to the synthesis of a second messenger. If this is the case, then it should be possible to identify the immediate genes responsible for growth inhibition induced by SCA.

         The goal of this study is to investigate the gene expression patterns stimulated by SCA using two malignant tumor cell lines, Saos-2 (osteosarcoma) and RD (rhabdomyosarcoma). Both are malignant mesenchymal neoplasms of childhood. Rhabdomyosarcoma is a skeletal muscle neoplasm occurring primarily in the first decade of life, while osteosarcoma, a bone neoplasm, occurs primarily in the second decade of life.

         Our current working hypothesis is that SCA controls growth inhibition by interacting with cell surface receptors and triggering a signal transduction cascade thus resulting in the activation of growth inhibitory genes and/or down regulation of cell growth stimulatory genes. Our plan is to study the gene expression patterns of tumor cells in response to SCA via DNA Microarray technology. When genes with immediate changes in expression are characterized, the pathway and receptors responsible for controlling cell cycle inhibition can be determined.

         The identification of genes that are functionally related to the early phases of neoplastic transformation could ultimately lead to new targets for cancer drug therapy and approaches to cancer gene therapy.

This work is being performed by Ms. Diane Nordstrom a graduate student in the Department of Pathology and Laboratory Medicine, UMDNJ-New Jersey Medical School.

COCHLEATE MEDIATED DELIVERY OF DRUGS TO MACROPHAGE IN VITRO

         Particle scavenging cells, such as macrophage, are the first line of defense against many microbial infections. However, many microbes, which induce severe human clinical infections, have been shown to infect macrophage and avoid destruction. Indeed, macrophage are one of the major strategic areas of survival and replication for a number of pathogens including Candida, Mycobacteria, HIV, Leishmania, and Chlamydia.

         Cochleate delivery vehicles are stable phospholipid-calcium crystalline precipitates composed of simple, naturally occurring materials. They have a unique multilayered structure consisting of a large, continuous, solid, lipid bilayer sheet rolled up in a spiral, with little or no internal aqueous space. Cochleates are stabilized at low pH, and deliver their contents through membrane fusion.

         Amphotericin B (AmB), is still the most powerful drug against human fungal diseases. Cochleates have been shown to be highly effective in vivo as delivery vehicles for AmB in murine models of human fungal infections. The mechanism of drug delivery mediated by cochleates is, thus far, unknown. It is possible that in vivo, macrophage play an important role in the removal and uptake of cochleates, via an endocytotic mechanism.


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

         Since macrophage also play an important role in the host defense and clearance of fungi and parasites, it is important to further investigate the interaction between macrophage and cochleates.

         The hypothesis that is being tested in this study is that cochleates can be taken up by macrophage into endocytic vacuoles; cochleates remain stable within the vacuoles, and slowly release their contents in an active form.

         J774A.1 macrophage are used as an in vitro model system to investigate the hypothesis that drug-cochleate formulations are taken up by macrophage, concentrated within the vacuoles, and allow gradual release of encochleated drug.

         In this study Rhodamine-labeled cochleates as well as the safety and efficacy of AmB cochleates (CAMB) in vitro are assessed. Efficacy of CAMB against C. albicans was assessed using both prophylactic and post-infection dosing. When macrophage were incubated with CAMB overnight and washed, challenge with CA resulted in a CFU count close to zero. Microscopic observation reveals that CAMB are not toxic to the macrophage even at the highest doses studied. The CAMB are accumulated by the macrophage at high levels resulting in large distended vacuoles. It is suggested that the CAMB are concentrated within the vacuoles and are released gradually over time.

         Fluorescence was observed within the vacuoles up to 72 hrs. More dramatically, we found that Amphotericin B cochleates at low doses (0.lug AmB/mL) protect macrophage from challenge by C. albicans.

         These data indicate that, in vitro, CAMB become accumulated within the macrophage, and are non-toxic, and that the AmB is released in a biologically active form. These observations suggest that, in vivo, low doses of CAMB can be administered. Amphotericin B cochleates may become concentrated at the cellular site of infection, and may provide protection for macrophage if prophylactically administered prior to challenge with C. albicans.

         Further studies will investigate other drug cochleate formulations, in order to investigate the direct effect of cochleates on macrophage function. In addition, the compositions of cochleates will be changed in order to investigate the relationship between the physical and chemical characteristics of cochleates, and their potential as drug delivery vehicles.

         This work is being performed by Ms. Sara Krause, a graduate student in the Department of Pathology and Laboratory Medicine, UMDNJ-New Jersey
Medical School.


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

                                   APPENDIX B

         Research Agreement Between UMDNJ and BioDelivery Sciences International, Inc.

PERSONNEL                                             SALARY AND FRINGE BENEFITS
---------                                             --------------------------
Personnel including Fringe Benefits at 8% for
graduate students(1)                                         $ 51,840.00

SUPPLIES

Chemicals(2)                                                 $ 40,000.00

                           Total Direct Costs                $ 91,840.00

Indirect Costs @ 8% of Direct Costs                          $  7,347.00(3)
Facilities Use Charge - Dean Medical School(4)               $ 40,000.00
                                                             -----------

                           TOTAL BUDGET                      $139,187.00
                                                             ===========

---------------

(1) Includes three (3) graduate students at $17,280 each.
(2) Estimated expenses, to be adjusted semi-annually as to exact costs
(3) for 2001, for 2002, indirect costs will be 12% of Direct Costs, for 2003, indirect costs will be 16% of direct costs, for 2004, indirect costs will be 20% of direct costs and for 2005, indirect costs will be 24% of direct costs.
(4) This refers to the 8,000 square foot lab space being utilized by BDSI at 185 South Orange Ave, Bldg. 4., which shall be leased to Sponsor by a real estate lease agreement to be executed on or around April 1, 2001.

                                      LEASE
                                   COVER PAGE

1.01 PARTIES

Landlord                                                          Tenant
--------                                                          ------
University of Medicine and Dentistry of New Jersey                BioDelivery Sciences International, Inc.

1.02 NOTICES

Notice to Landlord                                                Notice to Tenant
------------------                                                ----------------
University of Medicine and Dentistry of New Jersey                Dr. Raphael J. Mannino
Legal Management                                                  BioDelivery Sciences International, Inc.
65 Bergen Street                                                  UMDNJ-New Jersey Medical School
Newark, NJ 07107                                                  Admin. Building 4
                                                                  185 South Orange Ave.
                                                                  Newark, NJ 07103


Copy of Notice (if any)                                           Copy of Notice (if any)
-----------------------                                           -----------------------
University of Medicine and Dentistry of New Jersey                Catherine S. Gidlow
Office of the Vice President for Research                         Bearden, Breckenridge & Gidlow, L.L.C.
UMDNJ SSB 1414                                                    7701 Forsyth Boulevard, Suite 375
65 Bergen Street                                                  St. Louis, Missouri 63105
Newark, N.J. 07107
Attention: Bill Stephenson, PhD., Vice President

1.04 LEASED PREMISES     8,000 square feet of research and office space located
                         in ADMC Building 4 and use of UMDNJ Departmental equipment

1.05 USE     To investigate fundamental processes in biomedical sciences.

1.06 TERM   Commencement Date:  April 1, 2001
                         Term:  Fifty-seven (57) months
             Termination Date:  December 31, 2005

1.08 TENANT IMPROVEMENT ALLOWANCE   NONE

2.01 RENT

                                              Monthly
                Annual Base Rent             Base Rent
                ----------------             ---------
Year 1            $40,080.00                $ 3,340.00
Year 2            $46,080.00                $ 3,840.00
Year 3            $52,080.00                $ 4,340.00
Year 4            $58,080.00                $ 4,840.00
Year 5            $64,080.00                $ 5,340.00

                                      LEASE
                          BIOMEDICAL RESEARCH FACILITY

                       SECTION 1. PARTIES, PREMISES, TERM

1.01 PARTIES. The parties to this Lease (hereinafter referred to as "Landlord" or "Tenant" or collectively as the "parties") are shown on the page entitled "LEASE COVER PAGE" (hereinafter referred to as the "Cover Page"), which Cover Page is an integral part of this Lease. The provisions set forth on the Cover Page are incorporated herein by this reference.

1.02 NOTICES. Any notice, demand, request, consent, approval or other communication which either party hereto is required or desires to give or make to the other shall be in writing and shall be deemed validly given when personally delivered or when deposited in the United States mails, registered or certified, return receipt requested, addressed to the party to whom it is directed at the address shown on the Cover Page, or at such different or additional addresses as either party by notice similarly given may designate.

1.03 LEASED PREMISES. Landlord leases to Tenant and Tenant leases from Landlord the premises identified on the Cover Page (hereinafter referred to as the "Leased Premises"). An approximate outline and location of the Leased Premises is shown on EXHIBIT A annexed hereto.

1.04 USE. The Leased Premises shall be used and occupied for the research and development of cochleate applications in biotechnology and for such other uses as may be permitted by law. Two thousand square feet of the Leased Premises shall be made available to research assistants working with Tenant who are students or employees of the Landlord.

1.05 TERM. This Lease shall commence on April 1, 2001 and shall terminate on December 31, 2005.

SECTION II. RENT, SERVICES

2.01 RENT. Tenant shall pay to Landlord beginning on the first day of each month during the term, the monthly installments of Rent set forth on the Cover Page without any set-off or deduction except as specifically permitted hereunder.

2.02 SERVICES. So long as Tenant is not in default hereunder, Landlord shall provide the following to the Leased Premises: (i) Adequate heating, ventilating and air conditioning services (the "HVAC System"); and (ii) Utilities necessary to Tenant for the conduct of its research; (iii) lighting replacement, public restroom supplies, window washing with reasonable frequency, and janitorial services to the Leased Premises.

2.03 ACCESS. So long as no Event of Default has occurred hereunder, Tenant shall have access to the Building at all times.

2.04 SERVICE INTERRUPTION. Tenant acknowledges that any one or more of the utility connections to be provided by the Landlord may be suspended or interrupted by reason of accident, weather, repair, alterations or the making of necessary improvements, strikes, lockouts, governmental requirements or causes beyond the reasonable control of Landlord. No interruption, change or malfunction of any of the connections to be furnished by Landlord hereunder shall constitute an eviction or disturbance of Tenant's use and possession of the Leased Premises or render Landlord liable for damages or entitle Tenant to be relieved from any of its obligations hereunder or grant Tenant any right of set-off or recoupment unless such suspension or interruption of the services to be provided by Landlord hereunder is caused by a breach of this Lease on the part of Landlord. Landlord will promptly and diligently attempt to restore any service interruption.

2.05 PARKING. Tenant shall have the right to use at least 15 parking spaces in parking lots near or adjacent to the building in which the Leased Premises is located, at the same cost as Landlord regularly charges others for similar parking rights. Notwithstanding the foregoing, Landlord shall have the right to relocate the parking to another area provided such relocated parking is reasonably convenient. Landlord may also relocate the parking during repairs to the parking lots.

2.06 BROKERAGE COMMISSION. Landlord and Tenant each warrant to the other that neither has had any dealings with any broker or agent in connection with this Lease.

SECTION III RIGHTS AND REMEDIES AND DAMAGE OR OTHER TAKING

3.01 DAMAGE OR DESTRUCTION. If at any time during the Lease term the Leased Premises shalt be damaged or destroyed in whole or in part by fire or other casualty so as to render any portion of the Leased Premises wholly unfit for occupancy and if the Leased Premises cannot be repaired by Landlord and Tenant within ninety (90) construction days from the happening of said damage, then either party may elect within ten (10) business days from the date of the casualty, to terminate this Lease on the tenth (10th) business day after such election. If the Lease is not terminated by reason of such casualty, then Landlord shall repair and restore the Building and such portions of the Leased Premises as are insured by Landlord pursuant hereto. Tenant shall be responsible for refurbishing, restoring or repurchasing its personal property located within the Leased Premises. Tenant and Landlord shall act with all reasonable speed and promptness, subject to delays arising from shortage of labor or material, acts of God, war or other conditions beyond Landlord's reasonable control, to repair and restore the Building. In the event that neither party elects to terminate this Lease, Landlord shall be only required to expend for Tenant improvements the proceeds of any policy of insurance on Tenant's leasehold improvements required to be held by Landlord pursuant to this Lease. Landlord shall hold such proceeds in trust for use in the restoration and replacement of Tenant's leasehold improvements. Rent shall abate proportionately during the period that Landlord is performing its restoration for any portion of the Leased Premises that is unfit for use by Tenant in the ordinary conduct of its business. Landlord and Tenant agree to cooperate, one with the other, to repair and restore the Building and the Leased Premises with all due haste. To that end, Tenant, and Tenant's contractor shall be given access to the Leased Premises as soon as possible in order to repair, restore and/or install or reinstall Tenant's trade fixtures and personalty.

3.02 BUILDING REGULATIONS. Tenant shall abide by the reasonable building rules and regulations adopted by Landlord, but no such rules or regulations shall unreasonably impair Tenant's use and enjoyment of the Leased Premises for the purposes set forth herein.

3.03 RIGHT OF ENTRY. Landlord and its agents, after giving Tenant reasonable prior notice, shall have the right to enter the Leased Premises for the purpose of examining the same, or for making any repairs, alterations or additions which Landlord deems necessary for the safety or maintenance of the Building or the Leased Premises; provided, however, in the case of an emergency, Landlord shall not be required to give Tenant prior notice of its intent to enter upon the Leased Premises. Except in the event of an emergency, Landlord will advise Tenant of the purpose for entry, and shall endeavor not to disturb Tenant's use of the Leased Premises during such entry.

3.04 QUIET ENJOYMENT. Landlord agrees that, subject to the terms, covenants and conditions of this Lease, Tenant may, upon observing and complying with the terms, covenants and conditions contained herein, peaceably and quietly occupy the Leased Premises.

3.05 ASSIGNMENT AND SUBLETTING. Tenant shall not assign or encumber this Lease, nor sublet nor permit the Leased Premises or any part thereof to be used by others not described in the preceding sentence, without first obtaining the written consent of the Landlord in each instance, which consent shall not be unreasonably withheld. Notwithstanding any assignment or subletting, the Tenant shall remain liable and bound by the covenants, restrictions and conditions of this Lease and Landlord shall be permitted to enforce the provisions of this instrument directly against the undersigned Tenant. Any assignee or subtenant shall also be bound by the covenants, restrictions and conditions of this Lease. Notwithstanding the foregoing, Tenant may assign or sublet the Leased Premises or any part thereof, without the written consent of Landlord to any entity affiliated with Tenant or to any entity affiliated with an affiliate of Tenant or to any biomedical research entity into which Tenant is merged or to which all or substantially all of the assets of Tenant are transferred; provided however, Tenant shall give Landlord notice of any such assignment or subletting, which notice shall be in writing and accompanied by a true copy of the proposed documents of assignment or subletting. Landlord's interest in this Lease may be assigned by Landlord in connection with the sale or other conveyance of the property in which the Leased Premises are located, and upon such assignment the obligations of Landlord arising hereunder subsequent to the assignment shall become obligations solely of such assignee.

3.06 LANDLORD DEFAULTS. In the event that Landlord shall fail to perform any of its obligations herein set forth, Tenant shall give Landlord written notice of same, which notice shall set forth with specificity the nature of the obligation that Landlord has failed to perform. Thereafter, Landlord shall have thirty (30) days to cure such failure, excepting, however, if such failure cannot be readily cured within thirty (30) days, then Landlord shall not be declared in default of its obligations hereunder so long as Landlord commences to cure such failure and diligently continues to cure such failure to completion. In the event that Landlord fails to cure any such default within the time period specified therefor, Tenant may, if it so elects, terminate this Lease, sue for monetary damages and/or pursue any other remedy available at law or in equity. Landlord and Tenant acknowledge that actual damages in the event of a default are difficult to calculate with certainty. Therefore, the maximum amount of damages to which Tenant might be entitled in the event of a Landlord default hereunder shall be limited to the gross rent that would have been payable by Tenant for the unexpired term of the Lease.

3.07 TENANT IMPROVEMENTS. The Leased Premises are being let to Tenant in "as is" condition. No alteration, addition, improvement or refinishing (collectively herein sometimes called "Alteration") of or to the Leased Premises shall be made by Tenant which Alteration involves structural changes, changes or openings to the roof, or any changes or improvements visible from the exterior of the Building, or the cost of which Alteration is estimated to exceed Twenty-five Thousand Dollars ($25,000.00) without the prior written consent of Landlord. Plans for any Alterations shall be submitted to Landlord's Facility Planning and Construction Department for review and approval prior to commencement of any work on the Leased Premises. Landlord shall have the right to require Tenant to remove and restore any of the work described as Landlord's Work on the Plans and Specifications in the event that Tenant makes any Alteration to Landlord's Work for which either (i) consent of Landlord was not requested, or (ii) consent to such Alteration was given by Landlord upon condition that Tenant remove such Alteration at the end of the Lease. In either event, Tenant shall remove such Alteration and restore and repair any damage to Landlord's Work caused by such removal.

3.08 MECHANICS' AND MATERIALMEN'S LIENS. Tenant shall not permit any liens to be filed against the real property or the Leased Premises or against the Tenant's leasehold interest by reason of work, labor, services or materials supplied or claimed to have been supplied to the Tenant or anyone holding the Leased Premises through or under the Tenant or for any other cause whatsoever relating to Tenant's use or occupancy of the Leased Premises, whether prior or subsequent to the commencement of the term hereof. If any such lien shall at any time be filed against the Leased Premises and Tenant shall fail to remove same or fail to give adequate security to Landlord for any damage, cost or liability which might be sustained by Landlord by reason of such lien within thirty (30) days after the filing thereof, such failure shall constitute an Event of Default under the provisions of this Lease. If Tenant has a contractor performing alterations to the Leased Premises, such contractor shall provide Landlord with evidence of insurance coverage covering damage to property and injury to persons in amounts satisfactory to Landlord as well as evidence of workers' compensation insurance in amounts required by the State of New Jersey.

3.09 ENVIRONMENTAL OBLIGATIONS. (A) Tenant shall not cause or permit its employees, agents, assignees or subtenants to cause any pollutants, hazardous or toxic substances, or wastes, or contaminated materials designated or regulated (hereinafter called collectively "Contaminants") under any Environmental Laws or regulations (as hereinafter defined) to be manufactured, placed, stored, located or disposed of on, under or at the Leased Premises in violation of any federal, state or local ordinance, law, rule or regulation. Tenant agrees to indemnify, defend and hold Landlord harmless from and against any claims, damages, actions, liabilities, causes of action, suits, investigations and judgments of any nature whatsoever, including, without limitation, attorneys' fees and expenses, incurred by Landlord in connection with any breach by Tenant (or any breach by any of the employees, agents, assignees or subtenants of Tenant) of the representations and warranties set forth in this paragraph. Tenant covenants and agrees that it will process, transfer and dispose of all Medical Waste (as hereinafter defined) generated on the Leased Premises in such a manner so as not to violate any Environmental Laws (as hereinafter defined). During the term of this Lease, Tenant shall give Landlord immediate telephonic notice followed by immediate written notice of any suspected release of Medical Waste or Contaminants onto the Leased Premises or the real property on which the Leased Premises are located as soon as Tenant becomes aware of same. Tenant shall require all assignees and/or subtenants to provide Landlord with similar telephonic notice followed by written notice of any suspected release of Medical Waste or Contaminants onto the Leased Premises or the real property on which the Leased Premises are located. The indemnification obligations under this paragraph shall survive the termination or expiration of this Lease.

(B) As used herein, the following words have the following meanings:

(a) "Contaminants" means any pollutants, hazardous or toxic substances, or wastes, or contaminated materials including asbestos, urea formaldehyde, petroleum products, pesticides, PCBs and all other materials and substances designated or regulated as pollutants or contaminated materials under any Environmental Laws or regulation promulgated thereunder.

(b) "Medical Waste" means any toxic substance, waste or contaminated material and all other materials designated or regulated pollutants or contaminated materials under any Environmental Laws as commonly used or generated in the regular course of the practice of medicine or in the provision of any services ancillary thereto.

(c) "Environmental Laws" means the Clean Water Act, the Clean Air Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Superfund Amendment and Reauthorization Act, the Toxic Substances Control Act, the Occupational Safety and Health Act and any other federal, state or local environmental statute, rule or regulation as enacted or amended from time to time and all licenses, orders, permits, certificates or like authorizations promulgated under any of the foregoing.

(C) Landlord may require that Tenant arrange for disposal of its Hazardous Wastes (including Medical Wastes) or that or alternatively, Landlord may require that Tenant arrange for such disposal on its own.

3.10 WASTE AND MISUSE. During the term of this Lease, Tenant shall neither commit nor permit its employees, agents, assignees or co-tenants to commit any waste, misuse or neglect of the Building or the Leased Premises, its apparatus or appurtenances, and shall pay for all damages caused by any such waste, misuse or neglect. Tenant shall be responsible for any damage to Landlord's property or equipment that it uses and shall cause such damage to be repaired.

3.11 DEFAULT BY TENANT. The following shall be deemed to be "Events of Default" by Tenant under this Lease:

(a) FAILURE TO PAY RENT. The failure by Tenant to pay any installment of rent or Additional Rent or any part thereof on or before the date when due. Notwithstanding the first sentence of this paragraph, Landlord agrees that it will give Tenant notice of non-payment of rent when due, and Tenant shall not be default hereunder until five (5) business days have expired from the date of such notice.

(b) ABANDONMENT OF THE LEASED PREMISES OR CESSATION OF ALL OPERATIONS. The abandonment without the intention of fulfilling Tenant's obligations hereunder, of all of the Leased Premises for more than Seven (7) consecutive business days.

(c) EXECUTION OR ATTACHMENT LIEN. If an execution or attachment lien shall be issued against Tenant's interest in the Leased Premises or any property located therein, and such execution or attachment shall not be vacated or removed by Court Order, satisfaction, bonding or otherwise, within a period of thirty (30) days after the issuance thereof. Landlord agrees that it will give Tenant up to sixty (60) days to have an execution or attachment vacated, removed, satisfied, or bonded over in the event that Landlord, under the terms of a deed of trust that may encumber the property from time to time, is given sixty (60) days to similarly securitize the property for Landlord's lender; or

(d) INSOLVENCY. If Tenant becomes insolvent, makes an assignment for the benefit of creditors, or makes a transfer in fraud of creditors, any of which shall be deemed to materially affect Tenant's ability to perform the terms and conditions of this Lease; or

(e) BANKRUPTCY. If any petition shall be filed against Tenant in any court, whether or not pursuant to any statute of the United States or any state, in any bankruptcy, reorganization, composition, extension arrangement or insolvency proceedings, and Tenant shall thereafter be adjudicated a bankrupt, or such petition shall be approved by the Court, or if such proceedings shall not be dismissed within sixty (60) days after the institution of the same, or if no action is taken by the Tenant's trustee in bankruptcy to assume this Lease within the sixty (60) day period and:

(1) Cure, or provide adequate assurance that the Trustee will promptly cure, such Event of Default;

(2) Compensate, or provide adequate assurance that the Trustee will promptly compensate Landlord for any actual pecuniary loss to Landlord resulting from such Event of Default; and

(3) Provide adequate assurance of future performance under the Lease.

Or, if Tenant files any voluntary petition in bankruptcy, reorganization, composition, extension, arrangement or insolvency or for protection against the claims of its creditors, or admits in writing its inability to pay its debts as the same mature, the same shall be an Event of Default hereunder.

(f) FAILURE TO PERFORM TERMS. If Tenant shall fail to perform any other terms, covenants or conditions of this Lease other than those to which reference is made in paragraphs 3.11(a)-(e), inclusive, other than the payment of money, on the part of Tenant to be performed or observed, and such failure shall continue for thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, if the failure cannot be reasonably cured within thirty (30) days, then such failure shall not constitute an Event of Default so long as Tenant commences to cure such failure within thirty (30) days and thereafter diligently continues to pursue cure without interruption until same has been completed.

3.12 REMEDIES ON DEFAULT. Upon the occurrence of an Event of Default, Landlord, without further notice, may (in addition to and/or as an alternative to all other legal remedies but subject to the trustee in bankruptcy's rights): (a) Terminate this Lease and Tenant's right to possession of the Leased Premises; or
(b) Terminate only the Tenant's right to possession of the Leased Premises, without terminating this Lease or releasing Tenant in whole or in part from Tenant's obligations hereunder for the full term hereof; or (c) Without terminating this Lease or Tenant's right to possession of the Leased Premises, enter upon the Leased Premises and do and perform whatever Tenant is obligated to do under the terms of this Lease.

In the event Landlord exercises its right under subparagraph (a) or (b) immediately above, Landlord may expel and remove Tenant, or any other person or persons in occupancy of the Leased Premises, together with their goods and chattels, with process of law, using such force as may be necessary in the judgment of Landlord or its agents, all without being liable for any prosecution or damage therefor.

3.13 CONTINUING OBLIGATIONS AND APPLICATION OF RENTS. In the event Landlord shall elect to exercise its rights under paragraph 3.12 above, Landlord may recover forthwith from Tenant all reasonable charges, costs and damages recoverable hereunder and Landlord shall make reasonable effort to relet the Leased Premises or any part thereof for the account of the Tenant, to any person, firm or corporation for such rent and term (including a term beyond the term hereof), and upon such conditions as Landlord, in Landlord's reasonable discretion, shall determine, and Landlord shall apply all rents received upon such a reletting as follows: (a) First to the payment of such reasonable expenses as Landlord may have incurred in recovering possession of the Leased Premises, including reasonable legal expenses and attorney's fees, (whether or not suit is filed), and in putting the same into good order or condition, or preparing or altering the same for rental and reletting, and all other reasonable expenses, commissions, and charges paid, assumed or incurred by Landlord in or relating to reletting of the Leased Premises; and (b) Then to the fulfillment of the covenants of Tenant hereunder.

If the consideration collected by Landlord upon any such reletting is not sufficient to satisfy in full all of Tenant's covenants hereunder together with payment of all costs and expenses above enumerated, then Tenant shall pay to Landlord the amount of the deficiency monthly, or, upon demand, in full.

3.14 SURRENDER AND TERMINATION. Upon the termination of this Lease, whether by lapse of time or otherwise, Tenant shall, without demand, surrender and deliver up the Leased Premises peaceably to Landlord, in as good a condition as when received, normal wear and tear excepted and damage by fire and other casualty excepted. If Tenant shall remain in possession of the Leased Premises, or any part thereof, one day after the termination of this Lease, whether by lapse of time or otherwise, Tenant shall be deemed guilty of an unlawful detainer of the Leased Premises under the statutes of the State of New Jersey and shall be subject to eviction and removal forcibly or otherwise with process of law. After commencement of suit for damages suffered and/or possession of the Leased Premises, Landlord may receive and collect any rent and other sums due from Tenant, and the payment of said rent shall not waive or affect said suit. All rights of Landlord for an Event of Default shall be in addition to and without prejudice to any remedy or remedies, which Landlord may have at law or in equity for nonpayment of rent or for breaches of the covenants and agreements hereof.

3.15 LIABILITY. All personal property in the Leased Premises shall be kept therein at the risk of the Tenant only, and unless damage to personal property is caused by Landlord's negligence or willful misconduct or Landlord's failure to provide the services that it is obligated to provide or its failure to repair within a reasonable time after notice thereof, such items, structures and systems as Landlord is obligated to repair, Landlord shall not be liable for any damage to such personal property. Landlord shall not be liable for any damage done or occasioned by or from electric current, plumbing, gas, water, steam, sewage, odors, or the bursting, leaking, running or failure of operation of any radiator, tank, water closet, washstand, waste pipe, air conditioning or any other apparatus in, above, upon or about the Leased Premises, nor for damage occasioned by water, snow, or ice being upon any sidewalk or entranceway, or through such entranceway or any skylight, roof or any other opening in said Building or Leased Premises, nor for loss resulting from theft or mysterious disappearance, or any interference with light or air, nor for any damages arising from the action or negligence of Tenant, co-tenants, subtenants or other occupants of the Building or of any owners or occupants of adjacent or contiguous property, except to the extent caused by Landlord's negligence, willful misconduct or failure to repair within a reasonable time after receipt of notice from Tenant that such repairs are required. Notwithstanding the foregoing, Landlord shall not be relieved of its obligation to make repairs to the Leased Premises, which it is obligated to make within a reasonable time after receipt of notice from Tenant that such repairs are required.

3.16 INSURANCE. Tenant shall carry workers' compensation insurance covering all of its employees (including students, if such students are employees of Tenant) to the full extent required by the laws of the State of New Jersey. In addition, Tenant shall carry such other types and kinds of insurance and in such amounts as may be reasonably required by Landlord. If required, such policies of insurance shall name Landlord as an additional insured. Upon request of Landlord, evidence of all required policies of insurance shall be delivered to Landlord. All such policies shall provide for at least twenty (20) days prior written notice to Landlord before cancellation.

3.18 REMEDIES AND ENFORCEMENT. All of the remedies herein are cumulative, and given without impairing any other rights or remedies of Landlord or Tenant. The prevailing party in any dispute between Landlord and Tenant shall pay and discharge all reasonable costs, expenses and attorney's fees that shall arise from enforcing the covenants of this Lease. Failure by Landlord or Tenant to exercise all of its rights hereunder in the event of breach shall not be deemed a waiver of such rights as to subsequent breaches of covenants.

3.19 BENEFITS. All the terms of this Lease shall extend to and be binding upon the respective heirs, executors, administrators, successors and assigns of the respective parties hereto.

3.20 CONDEMNATION. (a) LEASED PREMISES. If all of the Leased Premises are taken by condemnation or conveyed by deed in lieu of condemnation, this Lease shall terminate on the date so taken or conveyed, and the Rent shall be prorated as of that date. If part of the Leased Premises is taken by condemnation or deed in lieu thereof, and the Leased Premises are thereby rendered not reasonably suitable for the continued conduct of Tenant's business, taking into consideration the nature, size and scope of such business immediately prior to the taking, then Tenant may terminate this Lease within (30) days following such taking or conveyance by written notice to Landlord, and, in the event of such termination, all Rent shall be abated as of the date of taking or conveyance. If Tenant does not so elect, then with respect to the part of the Leased Premises not taken or conveyed, the Base Rent shall be reduced by the number of rentable square feet that the condemned part within the Leased Premises bears to the total rentable square footage of the Leased Premises, and in such event Landlord shall restore the Leased Premises to an architecturally complete unit, but in no event shall Landlord be required to expend any sums in excess of that awarded or paid to Landlord for the taking or for the conveyance in lieu thereof.

(b) COMPENSATION. All compensation awarded or paid shall belong to and be the property of the Landlord, but the foregoing shall not be construed to preclude the Tenant from prosecuting any claim directly against the condemning authority in such condemnation proceedings for loss of business, or depreciation to, damage to, or cost of removal of or for the value of stock, trade fixtures, furniture, and other personal property belonging to the Tenant so long as no such claim shall have the effect of diminishing or otherwise adversely affecting the Landlord's award or compensation except as provided herein.

3.21 SUBORDINATION AND NONDISTURBANCE. At the election of any mortgagee holding a mortgage now or hereafter placed of record affecting the real property on which the Leased Premises are located, Tenant shall execute a subordination agreement subordinating this Lease to the lien of the mortgage provided that any mortgagee seeking to subordinate this Lease to the lien of its mortgage shall grant Tenant a non-disturbance agreement recognizing all of the rights granted Tenant under this Lease. If a mortgagee seeks evidence of subordination from Tenant, Tenant shall deliver, within thirty (30) days of Landlord's request therefor, a non-disturbance and subordination agreement in substance and form reasonably satisfactory to Landlord's mortgagee and the Tenant, but this obligation shall not require Tenant to give up any rights which it may have under this Lease.

At the request of any mortgagee, Tenant shall, within thirty (30) days, execute and deliver such documents as may be reasonably required by a mortgagee attorning to the mortgagee or to any purchaser at any foreclosure sale so long as such mortgagee or any purchaser at any foreclosure sale simultaneously delivers to Tenant a non-disturbance agreement confirming, inter alia, that so long as Tenant is not in default under the terms of this Lease, Tenant shall be entitled to possession of the Leased Premises and all other rights and privileges herein granted.

                                   ARTICLE IV.
                                  MISCELLANEOUS

4.01 RELEASING. Landlord may show the Leased Premises to prospective tenants during the last 180 days of the Term during reasonable hours after giving Tenant prior oral notice and Landlord may exhibit a "For Lease" sign on the Leased Premises.

4.02 RECORDING OF LEASE MEMORANDUM. If desired by Tenant and permitted by Landlord, Tenant may record a Memorandum of Lease so long as Landlord approves the form and content of said Memorandum of Lease. All costs associated with recording a Memorandum of Lease shall be paid by Tenant.

4.03 LANDLORD'S RESPONSIBILITIES. The term "Landlord" as used in this Lease, so far as covenants or obligations on the part of the Landlord are concerned, shall be limited to mean and include only the owners at the time in question of the fee simple title to the Building, and in the event of the sale of said fee simple estate, then provided that the party to whom the fee estate is transferred or assigned assumes in writing all of the obligations of the Landlord hereunder, then the party conveying said fee simple estate shall be automatically relieved after the date of transfer, of all liability with respect to the performance of any obligations on the part of the Landlord contained in this Lease arising out of acts thereafter occurring or covenants thereafter to be performed, it being intended hereby that all the obligations contained in this Lease on the part of the Landlord shall be binding upon Landlord, its successors and assigns, only in respect of their respective periods of ownership of said fee simple estate.

4.04 TITLES. It is agreed that the titles of particular paragraphs of this Lease are inserted only as a matter of convenience and for reference, and are not a part of this Lease, nor in any way to define, limit or describe the scope or intent of the particular paragraph to which they refer.

4.05 CONSENT NOT UNREASONABLY WITHHELD. Unless otherwise specifically provided, whenever consent or approval of Landlord or Tenant is required under the terms of this Lease, such consent or approval shall not be unreasonably withheld or delayed. If either party withholds any consent or approval, requested by the other, such party shall upon written request, deliver to the other party a written statement giving the reasons therefor.

4.06 AUTHORITY OF TENANT. Tenant and the person or persons executing this Lease in its behalf, each separately warrant that they have the authority to do so on behalf of Tenant and fully obligate Tenant to all terms and provisions of this Lease. If Tenant is a corporation, Tenant warrants that it has legal authority to operate and is authorized to do business in the state in which the Leased Premises are situated.

4.07 ENTIRE AGREEMENT. This Lease constitutes the sole and entire contract between the parties relating to the Leased Premises. No representations as to the Leased Premises have been made by the Landlord to the Tenant either directly or indirectly prior to or at the execution of this Lease that are not herein expressed. The terms, covenants and conditions of this Lease may not be changed orally but only by an instrument in writing signed by the parties hereto. This Lease and that certain research agreement by and between the parties sets forth all of the rights and obligations of the parties one to the other and supercede and cancel any rights or obligations of the parties one to the other contained or arising as a result of any prior agreements.

4.08 EARLY TERMINATION. Notwithstanding anything contained herein to the contrary, including the obligations of Landlord under section 3.21 hereof, Landlord shall have the right to terminate this Lease should the capital plan of the Landlord call for, or if the Landlord desires to renovate or deconstruct the building in which the Leased Premises is located. Such termination shall be effective on the later of (i) the anniversary of the date on which this Lease is executed or six (6) months after Tenant receives notice of Landlord's intent to terminate this Lease. Notice of termination shall be given in writing.

         IN WITNESS WHEREOF, the parties have executed this Lease as of the 8th day of May, 2001, it being agreed that the Lease relates to property in the State of New Jersey and shall be construed in accordance with the laws thereof.


LANDLORD:                               TENANT:
University of Medicine                  BioDelivery Sciences International, Inc.
  and Dentistry of New Jersey

By:  /s/ Denise Mulkern                 By:  /s/ Leila Zarif
   -------------------------------         -------------------------------------
       Denise Mulkern                              Leila Zarif
Title: Vice President for Finance       Title: E. V.P. Research & Development
        and Treasurer
Date:  5/8/01                           Date:  5/8/01


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